Form 8-K, Exhibit 10.2

PATENT AND ASSETS TRANSFER AGREEMENT

This Patent and Assets Transfer Agreement (“Agreement”) is entered on this September 15, 2010 among and between大连朗马克能源科技有限公司Dalian Landmark Energy Technology Co, Ltd (“Dalian Landmark”), a limited liability company formed under the laws of the People’s Republic of China, and大连美商安科瑞能源科技有限公司Dalian Aquarius Energy Technology U.S.A..Co., Ltd (“Dalian Aquarius”), a limited liability company formed under the laws of the People’s Republic of China; Dalian Landmark and Dalian Aquarius are hereinafter collectively referred to “Parties”.

WHEREAS, Dalian Aquarius has developed one or more patents for the generation of hydrogen through proprietary designed machines (“Machines”) and owns  certain assets related to Machines;

WHEREAS, Dalian Landmark desires  to acquire the said patents and certain assets related to Machines;

NOW, THEREFORE, in consideration of the premises and the agreements set forth herein, Parties agree as follows:

SECTION 1: TRANSFER OF PATENTS AND ASSETS

Dalian Aquarius agrees to transfer and assign to Dalian Landmark the patents (“Patents”) and the assets (“Assets”) related to the Machines, which are set forth in the Exhibit A attached hereto. Dalian Aquarius will promptly assist Dalian Landmark to complete all the regulatory and administrative filing and registering procedures to effectuate the transfer of the Patents and Assets.

SECTION 2: PROMISSORY NOTE AND WORKING CAPITAL

In exchange for the Patents and Assets described in Section 1, Dalian Landmark  shall execute and deliver to  Dalian Aquarius a Promissory Note, the form of which is attached hereto as Exhibit B, to pay US $ 2,780,000.00 (or RMB 18,848,400.00 Yuan)  (“Transfer Price”) to Dalian Aquarius. At the option of Dalian Aquarius and its assigns or successors, the said Promissory Note may be converted into 1,000,000 shares of common stock of Landmark Energy Enterprise Inc (“LNDG”), at the conversion price of $ 2.78 per share, subject to the consent of LNDG.

SECTION 3: CONFIDENTIALITY

(1).
Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that the receiving Party shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any Confidential Information of the other Party.  As used herein, “Confidential Information” means any information and materials other than the Patents furnished to a Party by the other Party pursuant to this Agreement that (a) the disclosing Party has marked as confidential or proprietary, or (b) the disclosing Party identifies as confidential at the time of oral disclosure to the receiving Party, except to the extent that it can be established by the receiving Party that such Confidential Information was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party, as evidenced by written records maintained by the receiving Party in the ordinary course of business; or was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party; or became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; or was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others.

(2)
Each Party may disclose Confidential Information hereunder to the extent such disclosure is reasonably necessary to comply with applicable governmental laws, rules and regulations or orders issued by a court of competent jurisdiction. If a Party is required by law or regulation or court order to make any such disclosure of the other Party’s Confidential Information it will give reasonable advance notice to the other Party of such disclosure requirement and shall permit the other Party to intervene therein to protect its interests in its Confidential Information, and provide full cooperation and assistance to other Party in seeking to obtain such protection.

SECTION 4: REPRESENTATIONS AND WARRANTIES; LIMITATION

(1)
Each of the Parties represents and warrants to the other Party that (a) it has full right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, (b) this Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms, and (c) the execution, delivery and performance of the Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it is bound, nor to such Party’s knowledge, violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

(2)	Dalian Aquarius hereby represents and warrants to Dalian Landmark that

(a) Dalian Aquarius is the rightful and exclusive owner of all right, title and interest in and to the Patents and Assets;

(b) the Patents and Assets are free and clear of any liens, license rights, security interests, encumbrances or rights to repurchase;

(c)     each of the Patents is properly filed or issued, as applicable, currently in compliance with formal legal requirements (including, without limitation, payment of filing, examination and governmental taxes and maintenance fees) and enforceable and, to the knowledge of Dalian Aquarius, valid.

(d)     there are no pending, or, to the knowledge of Dalian Aquarius, threatened claims against Dalian Aquarius claiming that the making, using, selling, offering for sale or importing of products or services which are covered by the subject matter of the claims of the Patents infringe on or violate any patent or other intellectual property right of a person or entity or that any of the Patents is invalid or unenforceable and Dalian Aquarius is not aware of any facts or circumstances that would form the basis for a determination that any of such Patents are invalid or unenforceable.

SECTION 5: MISCELLANEOUS

(1) Governing Law; Successors and Assigns.  This Agreement shall be governed and construed in accordance with the law of the People’s Republic of China and shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties.

(2) Indemnification. (a) Dalian Aquarius shall fully indemnify, defend, and hold harmless Dalian Landmark from and against any and all claims, losses, damages, expenses, and liability arising from this Agreement, provided that such claim, loss, damage, expense, or liability does not arise from the negligence of Dalian Landmark; (b) Dalian Landmark shall fully indemnify, defend, and hold harmless Dalian Aquarius from and against any and all claims, losses, damages, expenses and liability arising from this Agreement, provided that such claim, loss, damage, expense, or liability does not arise from the negligence of Dalian Aquarius.

(3) Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes and replaces any prior agreement or understanding.

(4) Headings.  The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

(5) Counterparts.  This Agreement may be executed in any number of counterpart copies, all of which copies shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have signed this Agreement as of the date first above written.

大连朗马克能源科技有限公司
Dalian Landmark Energy Technology Co, Ltd

By: /s/ Yidian Dong
Yidian Dong
Director

大连美商安科瑞能源科技有限公司
Dalian Aquarius Energy Technology U.S.A..Co., Ltd

By:/s/ Te-Hung Chou
Te-Hung Chou
Director

Exhibit A

Patents:

Patent No. 200820218700.8

Other Assets:

Trademark
Work in Progress
Technical drawings and specifications
Instruction and operating manuals
Tools, dies and equipment necessary for the construction or testing of the machine
Any and all designs, drawings, manuals, technical descriptions, quality control manuals
Or other documents (whether in electronic or written form) necessary or related to
The manufacture, operation or testing of the machines

Any other document, file, tool, equipment, drawing, manual and material necessary for the further development, improvement and application of the technology underlying the Patents.

Exhibit B
PROMISSORY NOTE

1. Promise to Pay. For value received, Dalian Landmark Energy Technology Co, Ltd (“Dalian Landmark”) promises to pay Dalian Aquarius Energy Technology U.S.A..Co., Ltd (“Dalian Aquarius”) US $ 2,780,000.00 (or RMB 18,848,400.00 Yuan)

2. Application of Payments. Payments will be applied first to interest and then to principal.

3. Prepayment. Dalian Landmark may prepay all or any part of the principal without penalty.

4. Security. This is an unsecured note.

5. Conversion into Stock. Subject to the consent of Landmark Energy Enterprise Inc, the total amount of this Promissory Note may be converted into 1,000,000 shares of common stock of Landmark Energy Enterprise Inc, at the conversion price of $ 2.78 per share, at the option of Dalian Aquarius and its assigns or successors.

The undersigned and all other parties to this note, whether as endorsers, guarantors or sureties, agree to remain fully bound until this note shall be fully paid and waive demand, presentment and protest and all notices hereto and further agree to remain bound notwithstanding any extension, modification, waiver, or other indulgence or discharge or release of any obligor hereunder or exchange, substitution, or release of any collateral granted as security for this note. No modification or indulgence by any holder hereof shall be binding unless in writing; and any indulgence on any one occasion shall not be an indulgence for any other or future occasion. Any modification or change in terms, hereunder granted by any holder hereof, shall be valid and binding upon each of the undersigned, notwithstanding the acknowledgement of any of the undersigned, and each of the undersigned does hereby irrevocably grant to each of the others a power of attorney to enter into any such modification on their behalf. The rights of any holder hereof shall be cumulative and not necessarily successive. This note shall take effect as a sealed instrument and shall be construed, governed and enforced in accordance with the laws of the People’s Republic of China.

大连朗马克能源科技有限公司
Dalian Landmark Energy Technology Co, Ltd

By:_________________________
Yidian Dong
Director

大连美商安科瑞能源科技有限公司
Dalian Aquarius Energy Technology U.S.A..Co., Ltd

By:_________________________
Te-Hung Chou
Director

Consent of Landmark Energy Enterprise Inc

As the Chief Financial Officer and Director of Landmark Energy Enterprise Inc, a Nevada corporation (“Company”), I hereby fully consent to and approve that the Promissory Note between Dalian Landmark Energy Technology Co, Ltd and Dalian Aquarius Energy Technology U.S.A..Co., Ltd, in the amount of US $ 2,780,000.00 (or RMB 18,848,400.00 Yuan) and dated _____________, 2010, may be converted into 1,000,000 shares of common stock of Company, at the conversion price of $ 2.78 per share, at the option of Dalian Aquarius and its assigns or successors.

Landmark Energy Enterprise Inc

By:_________________________
Yidian Dong
Director, Chief Financial Officer

Date: ____________, 2010